SECURITIES and EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):

                                 April 26, 2004
                                 --------------


                                 Navidec, Inc.
              -----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)

                         Commission File Number 0-29098
                                                -------


        Colorado                                        33-0502730
        --------                                        ----------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)



             Fiddler's Green Center, 6399 S. Fiddler's Green Circle,
                  Suite 300, Greenwood Village, Colorado 80111
                  --------------------------------------------
                     (Address of Principal Executive Office


                                 (303) 222-1000
                                 --------------
                         (Registrant's Telephone number)

Item 5. Other Events and Regulation FD Disclosure

     On April 26, 2004, Navidec issued a press release announcing that it had entered into a definitive merger agreement with Lider Group S.A. ("Lider") and Bond Energy Corporation ("Bond") that provides for the acquisition of Livermore Energy Corporation and BPZ Energy, Inc., which will become wholly-owned subsidiaries of Navidec, Inc. in a tax free stock exchange. Navidec will issue up to a maximum of 25.5 million shares of its common shares in exchange for all of the issued and outstanding shares of BPZ and Livermore. At closing, which is expected to occur on or about June 24, 2004, a total of 9,370,000 shares will be issued. The agreement provides that additional earn-out shares of up to 16,130,000 Navidec shares will be issued once the capital structure of Navidec has been changed to accommodate this issuance and if Livermore and BPZ attain certain other goals.

     In the same press release, Navidec announced that it was shifting all of its businesses, assets and liabilities into its wholly-owned subsidiary, Navidec Financial Services, Inc., and that it planned on filing a Registration Statement with the Securities and Exchange Commission to permit the spin-off of the Navidec Financial Services, Inc. shares to the Navidec shareholders of record on a date immediately prior to the closing of the acquisition of Livermore and BPZ. The press release and the definitive merger agreement are attached as exhibits to this filing.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) The following exhibits are filed herewith:

Exhibit No.                         Description of Exhibit
-----------                         ----------------------

10.1 Merger Agreement dated April 21, 2004 regarding the acquisition of BPZ and Livermore

99.1                  Press Release issued April 26, 2004


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: April 26, 2004

                                    Navidec, Inc.


                                    By: /s/  John R. McKowen
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                                        John R. McKowen, Chief Executive Officer